Exhibit 99.1

Frankly Receives Additional Funding Under Credit Agreement

SAN FRANCISCO, CA — March 16, 2018 – Frankly Inc. (TSX VENTURE: TLK), a leader in transforming local TV broadcasters and media companies by enabling them to publish and monetize their digital content across multiple platforms, announces that it has drawn down US$1 million of the additional US$1.5 million of credit available under the August 31, 2016 Credit Agreement with Raycom Media, Inc., bringing the total outstanding loan balance under the Credit Agreement to US$15.5 million.

About Frankly

Frankly (TSX VENTURE: TLK) builds an integrated software platform for media companies to create, distribute, analyze and monetize their content across all of their digital properties on web, mobile and TV. Its customers include NBC, ABC, CBS and FOX affiliates. To learn more, visit www.franklyinc.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Company Contact:

Steve Chung, CEO

press@franklyinc.com

Frankly Investor Relations Contact:

Matt Glover or Tom Colton

Liolios Group, Inc.

949-574-3860

TLK@liolios.com